UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date Earliest Event Reported):
March 24, 2026

BARK, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39691	85-1872418
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
20 Jay Street, Suite 940 Brooklyn, NY		11201 (Zip Code)
(Address of Principal Executive Offices)
(855) 501-2275
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	BARK	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment
of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 24, 2026, BARK, Inc. (the “Company”) and Zahir Ibrahim mutually agreed that Mr. Ibrahim will step down from his position as Chief Financial Officer of the Company and separate from employment with the Company, effective April 17, 2026. Mr. Ibrahim’s departure is not the result of any disagreement with the Company’s independent auditors or any member of management on any matter of accounting principles or practices, financial statement disclosure, or internal controls.

In connection with his departure, subject to his execution and non-revocation of the Company’s standard form of separation and release agreement, Mr. Ibrahim will receive the severance payments and benefits provided under his Severance and Change in Control Agreement with the Company pursuant to his qualifying termination of employment under such agreement, as described in the Company’s Proxy Statement filed with the United States Securities and Exchange Commission on February 12, 2026.

Brian Dostie, 51, will serve as the Company's Interim Chief Financial Officer and principal financial officer effective April 17, 2026. Mr. Dostie has served as the Company’s Vice President, Accounting and Controller and principal accounting officer since May 2023, leading the Company’s accounting team, including financial and SEC reporting, accounting, internal controls, and treasury. Prior to that, Mr. Dostie served as Interim Chief Financial Officer and Vice President, Accounting and Controllership of 80 Acres Urban Agriculture, Inc., where he oversaw various financial functions including accounting and reporting, audit, and treasury from October 2021 to April 2023. Prior to that role, he served at National Instruments Corporation, a public company, for over 20 years. His most recent role at National was Corporate Controller, from May 2018 to September 2021, where he was responsible for accounting, SEC reporting, FP&A, internal audit, treasury, and finance shared services. While at National Instruments Corporation, Mr. Dostie led the finance diligence, funding and purchase price accounting for the $365 million all-cash acquisition of OptimalPlus, Ltd., the largest acquisition in the company’s history. In addition, he created and managed the global FP&A organization, oversaw the billion-dollar budget and strategic planning process and led the transition of the finance organization from a distributed model to a global shared services model. Mr. Dostie earned a B.A. in Finance from the University of Cincinnati, and an M.B.A. from Rutgers University.

There are no family relationships between Mr. Dostie and any director or executive officer of the Company and there is no transaction involving Mr. Dostie that would require disclosure under Item 404(a) of Regulation S-K. There are no arrangements or understandings between Mr. Dostie and any other persons pursuant to which he was selected to serve as the Company’s principal financial officer.

The Company will initiate a search for a permanent Chief Financial Officer with the assistance of an external search firm.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BARK, Inc.

By:	/s/ Allison Koehler
Name: Allison Koehler
Title: Chief Legal Officer
Date: March 27, 2026